SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): June 20, 2005


                                     REFAC
            (Exact name of registrant as specified in its charter)


            DELAWARE                   001-12776              13-1681234
---------------------------------   -----------------    --------------------
 (State or other jurisdiction of     (Commission           I.R.S. Employer
 incorporation or organization)      File Number)        Identification No.)


           ONE BRIDGE PLAZA, FORT LEE, NEW JERSEY                  07024
-------------------------------------------------------------------------------
          (Address of principal executive offices)              (Zip Code)


                                (201) 585-0600
        -------------------------------------------------------------
             (Registrant's telephone number, including area code)


                                     None
       ----------------------------------------------------------------
             (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The Registrant entered into an Employment Agreement (the "Agreement") with J. David Pierson (the "Executive") effective as of June 20, 2005, pursuant to which the Executive will be employed as President and Chief Operating Officer of the Registrant. The Agreement has an initial term of two years but will be automatically renewed unless terminated by either party. Under the Agreement, the Executive will be paid a base salary of $350,000 and will be eligible to earn a target annual bonus in an amount equal to 50% of his base salary with the opportunity for an additional payment if targets are exceeded. A portion of any annual bonus may be paid in the form of equity, as determined by the Board of Directors in its sole discretion. The Executive shall receive a signing bonus equal to $7,000 and shall be entitled to reimbursement of relocation costs up to a maximum of $75,000. The Executive shall be entitled to an automobile fringe benefit and to participate in any employee benefit plan that the Registrant generally makes available to its executive employees.

In the event of a termination of employment by the Registrant without Cause (as defined in the Agreement) or by the Executive for Good Reason (as defined in the Agreement), the Executive will be entitled to receive a lump sum payment equal to the sum of his base salary through the end of the term. In addition, the Registrant will provide the Executive with continued life, health and welfare benefits until the earlier of (i) the end of the term or
(ii) the time at which the Executive becomes eligible to receive health and medical benefits from a subsequent employer. Upon a termination of employment for Cause, without Good Reason or as a result of the Executive's death or Disability (as defined in the Agreement) the Executive shall be entitled to receive any accrued compensation through the date of termination of employment.

Concurrently with the execution of the Agreement, the Executive received options to purchase 150,000 shares of the Registrant's common stock with a per share exercise price equal to fair market value on the date of grant. The option, which was granted under the Registrant's 2003 Stock Incentive Plan (the "Plan"), was vested with respect to 50,000 shares on the date of grant and will vest with respect to an additional 50,000 shares on the first and second anniversaries of the date of grant, provided the Executive remains employed by the Registrant. Notwithstanding the vesting schedule, in the event that the Executive's employment terminates for Good Reason, without Cause, or upon death or Disability (in each case, as defined in the Agreement), then the option shall immediately become fully vested and shall remain exercisable for the remainder of the term of the option. Upon a termination of the Executive's employment by the Registrant for Cause (as defined in the Agreement), the option will terminate immediately whether vested or unvested. Upon a termination of the Executive's employment by the Executive without Good Reason, all unvested options will terminate immediately and vested options will remain exercisable for 90 days. Pursuant to the terms of the Plan, the option will become fully vested upon a Change in Control of the Registrant (as defined in the Plan).

The Agreement provides for, among other restrictive covenants, a non-compete covenant that restricts the Executive from engaging in certain defined competitive activities for one year following the Executive's termination of employment irrespective of the reason for such termination.

Copies of the Agreement and Mr. Pierson's stock option agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.

On June 20, 2005, the Registrant also entered into a Consulting Agreement (the "Consulting Agreement") with Cole Limited, Inc. ("CL"), a consulting firm headed by Jeffrey A. Cole. The Consulting Agreement has a term of one year. The Consulting Agreement provides that CL will serve as an independent contractor and will advise the Registrant on its optical interests and the operations of its subsidiaries and divisions, including developing a strategic plan, assisting on acquisition opportunities, assisting in financing and advising on corporate and retail operations. Except for the right to continue to provide consulting services to or on behalf of HAL International N.V., Pearle Europe, B.V., GrandVision Group or any of their affiliated entities, the services under the Consulting Agreement will generally be provided on an exclusive basis to the Registrant and all such services shall be exclusively rendered by Mr. Cole. Mr. Cole will be required to devote such time as is reasonably necessary to perform the services contemplated by the Consulting Agreement, which time shall be no more than 5 days per calendar month.

The Consulting Agreement provides that CL will receive annual compensation of $100,000, payable in equal monthly installments, plus reimbursement for certain reasonable expenses. Concurrently with the execution of the Consulting Agreement, CL received options to purchase 50,000 shares of the Registrant's common stock with a per share exercise price equal to fair market value on the date of grant. One third of such options vested upon the date of grant, and one-third will vest on each of October 1, 2005 and February 1, 2006. The Registrant also presently intends to include Cole as a nominee to its Board at the next annual meeting of stockholders.

In addition, on June 20, 2005, the Registrant and CL entered into a stock purchase agreement (the "Stock Purchase Agreement") whereby CL will purchase 50,000 shares of the Registrant's common stock at a price of $4.92 per share in a private placement transaction. The closing of the transaction is expected to be held on or about July 18, 2005. The Stock Purchase Agreement includes representations from the Registrant regarding organization and qualification, authorization, capitalization, issuance of shares, no conflicts, SEC documents and financial statements, litigation, absence of changes and brokers or finders. The Stock Purchase Agreement also includes representations from CL regarding organization, authority, sufficient funds, investment experience, investment intent, information and risk, disclosures and brokers and finders.

The Consulting Agreement, CL's stock option agreement and the Stock Purchase Agreement are filed herewith as Exhibits 10.3, 10.4 and 10.5, respectively.

A copy of the Registrant's press release announcing the appointment of Mr. Pierson and the retention of CL is furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         As discussed under Item 1.01 hereof, effective as of June 20, 2005,
J. David Pierson, age 58, was appointed as the Registrant's President and Chief Operating Officer. On such date, Mr. Pierson received options to purchase 150,000 shares of the Registrant's common stock with a per share exercise price equal to fair market value on the date of grant. A summary of Mr. Pierson's employment contract is included in Item 1.01 hereof and incorporated by reference.

         From 1996 to 2001, Mr. Pierson served as President of Licensed Brands for Cole National Corporation, a leading optical retailer. Through more than thirty years in retailing, he has managed operations, merchandising and strategic planning and implementation in a variety of positions with Sears, Target Stores and Federated Department Stores. Most recently, from March 2001 to April 2004, he served as the Chairman, President and Chief Executive Officer of CPI Corporation (NYSE: CPY), which provides portrait photography services in the United States, Puerto Rico and Canada through Sears Portrait Studios. Since leaving CPI Corporation, he has served as a consultant to several companies including some in the retail optical business.

         Robert L. Tuchman, who was previously Chief Executive Officer, President and General Counsel, will continue as Chief Executive Officer and General Counsel following Mr. Pierson's appointment.

         A copy of the Registrant's press release announcing the appointment of Mr. Pierson and the retention of CL is furnished herewith as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of June 20, 2005, the Registrant's board of directors amended and restated the Registrant's Amended and Restated By-Laws to create separate offices for the Chief Executive Officer and the President, and to make certain other conforming changes. The by-laws previously stated that the Company's President would serve as Chief Executive Officer.

As further discussed under Item 1.01 hereof, J. David Pierson has been appointed as the Company's President and Chief Operating Officer. Robert L. Tuchman, who was previously Chief Executive Officer, President and General Counsel, will continue as Chief Executive Officer and General Counsel following Mr. Pierson's appointment.

A copy of the amended and restated by-laws is filed herewith as Exhibit 3.1.

Item 9.01    Financial Statements and Exhibits.

(c)      Exhibits.

See Exhibit Index below.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           REFAC

Dated: June 24, 2005                       By: /s/ Raymond A. Cardonne, Jr.
                                               ------------------------------
                                           Name:   Raymond A. Cardonne, Jr.
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

      3.1       Amended and Restated By-laws of REFAC, adopted June 20, 2005
      10.1 Employment Agreement between Refac and J. David Pierson, dated June 20, 2005
      10.2 Stock Option Agreement between Refac and J. David Pierson, dated June 20, 2005
      10.3 Consulting Agreement between Refac and Cole Limited, Inc., dated June 20, 2005
      10.4 Stock Option Agreement between Refac and Cole Limited, Inc., dated June 20, 2005
      10.5 Stock Purchase Agreement between Refac and Cole Limited, Inc., dated June 20, 2005
      99.1      Press Release, dated June 20, 2005.